UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2015

Nortek, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34697	05-0314991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Exchange Street,

Providence, Rhode Island 02903-2360

(Address of principal executive offices, including zip code)

401-751-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 31, 2015, Nortek, Inc. (“Nortek”), through certain of its wholly owned subsidiaries, entered into an agreement and completed the sale of all of the issued and outstanding common stock of TV One Broadcast Sales Corporation, TV One Limited and Magenta Research Ltd., the entities through which Nortek operated its video, audio and multimedia processing operations (the “TV One Business”), to certain entities owned and controlled by a consortium of members of management of the TV One Business. Nortek will have no ongoing involvement or obligations with respect to the TV One Business and no indemnification obligations in connection with the transaction. There was no substantial cash consideration received in connection with the transaction. As reported, Nortek expects to record a net loss on the sale of approximately $3.0 million to $4.0 million in the third quarter of 2015.

Item 9.01	Financial Statements and Exhibits.

(b)	Pro forma financial information

The unaudited pro forma financial information required by this item is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description

99.1	Pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEK, INC.

By:	/s/ Kevin W. Donnelly
Name:	Kevin W. Donnelly
Title:	Senior Vice President, General Counsel and Secretary

Date: August 3, 2015

EXHIBIT INDEX

Exhibit Number	Description

99.1	Pro forma financial information

4